Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-3
(Form Type)

NIO Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.00025 per share(1)(3)	Rule 457(r)	(2)	(2)	(2)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts							(2)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							(2)

(1)        Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date when the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

(2)        An unspecified number of each identified class of securities is being registered and may from time to time be sold at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(3)        These Class A ordinary shares are represented by American depositary shares, or ADSs, each of which represents one Class A ordinary share. The ADSs issuable on deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 initially filed with the Securities and Exchange Commission on August 28, 2018 (Registration No. 333-227062).